                                                                EXHIBIT 10.40


[MAPICS LOGO]

PERSONAL & MAPICS, Inc. CONFIDENTIAL

August 1, 1997

Memorandum To:      Bill Gilmour

From:               Dick Cook

Subject:            MAPICS, Inc. Salary, Bonus, and Incentive Stock Options

cc:                 Bill Gilmour, Eric Blad

Bill, I have recently met with the MAPICS, Inc. Board of Directors members, who constitute the MAPICS Compression Committee. I have proposed a job position, salary, bonus, and incentive stock options for you, which they have reviewed, discussed, and concluded is appropriate for your position with MAPICS, Inc.

We have established the MAPICS, Inc. company as of July 30, 1997, and effective August 1, 1997, your job position, salary, bonus at 100% performance attainment, and incentive stock options will be set as described below.

Position Description

With the advent of MAPICS, Inc. you have been promoted to Vice President and Chief Financial Officer. In this capacity you will be responsible for the total management of the financial affairs of MAPICS, Inc. including the completeness and accuracy of all reporting both internal and external. You will be the primary interface to Securities Analysts on both the sell side and buy side.

Salary

Your base salary as Vice President of Finance and Chief Financial Officer will be $110,000.00 annually. (Effective August 1, 1997).


MAPICS, Inc. / 5775-D Glenridge Drive / Atlanta, GA 30328 /(404) 705-3000

Bonus

You will have the opportunity through your performance as well as the performance of the overall business to attain an incentive bonus of $35,000.00 annually (at 100% of performance attainment). This new bonus rate will become effective as of October 1, 1997 for the 1998 MAPICS, Inc. fiscal year. The criteria for this bonus will be established by the Compensation Committee of the MAPICS, Inc. Board. This criteria will be established by the end of November 1997.

Incentive Stock Options

As part of your compensation plan, as a means of retaining and rewarding you for increasing shareholder value, you will be granted incentive stock options on the initial offering date of MAPICS, Inc. stock for 97,660 (bringing your total unvesed shares to 100,000) shares of MAPICS, Inc. The price of the options will be the closing price of MAPICS, Inc. common stock as reported on the NASDAQ on the date of the grant - July 30, 1997. These options will vest at a rate of 25% per year on the first through fourth anniversary of the date of the grant. The terms and conditions of the option grant will be governed by the applicable stock plan as well as the form of stock option agreement between you and MAPICS, Inc. You must refer to the official ISO Plan Documents for the complete terms and conditions of the ISO program.

Summary

Congratulations on your promotion to Vice President of Finance and Chief Financial Officer for MAPICS, Inc. I am pleased to have you as a member of the team, particularly in this new capacity and wish you the best of luck in attaining the maximum bonus potential during our first year of operation.

MAPICS, INC. RESERVES THE RIGHT TO MODIFY THE TERMS OF THIS PLAN IN ANY WAY AT ANY TIME.

MAPICS, INC. CONFIDENTIAL

September 3, 1997

Memorandum To:      Bill Gilmour

From:               Dick Cook

Subject:            Fourth Quarter Compensation - Bonus

Reference:          Our previous discussion; same subject


This memo is to document the change in criteria for achieving your fourth quarter bonus based upon contribution of the MAPICS Business Group.

With the advent of MAPICS, Inc., all Vice President's bonus criteria will be changed worldwide MAPICS contribution versus contribution for any specific territory. This is in line with our desire to change the compensation plans for all Vice President's to reflect earnings per share in 1998 and therefore be more reflective of the value we are creating for our shareholders.

For the 4th quarter of fiscal 1997, the worldwide contribution objective from the 1997 plan submission is $6,791,000. This will be the official bonus target.

However, based upon our revenue growth and profit performance to date (which has consistently exceeded plan) the security analyst following MAPICS, Inc. have set an expectation level of $7,641,000 on their analyst forecasts. Missing this number would be devastating to our shareholders. Please focus your attention on $7,641,000, since at this profit contribution we will not only achieve an accelerated cash bonus, but also be on track as a sound investment for our shareholders.

I'm confident we won't let our shareholders down.

[MAPICS LOGO & LETTERHEAD]



PERSONAL & MAPICS, INC. CONFIDENTIAL


August 1, 1997


Memorandum To:          Tom Aery

From:                   Dick Cook

Subject:                MAPICS, Inc. Salary, Bonus, and Incentive Stock Options

cc:                     Bill Gilmour, Eric Blad


Tom, I have recently met with the MAPICS, Inc. Board of Directors members, who constitute the MAPICS Compensation Committee. I have proposed a job position, salary, bonus, and incentive stock options for you, which they have reviewed, discussed, and concluded is appropriate for your position with MAPICS, Inc.

We have established the MAPICS, Inc. company as of July 30, 1997, and effective August 1, 1997, your job position, salary, bonus at 100% performance attainment, and incentive stock options will be set as described below:

POSITION DESCRIPTION

With the advent of MAPICS, Inc. you will be the Vice President of Worldwide Customer Support. In this capacity you will be responsible to manage, measure, and maintain worldwide customer satisfaction with the suite of MAPICS products as well as each individual product.

SALARY

Your base salary as Vice President of Worldwide Customer Support will be $110,000.00 annually. (Effective August 1, 1997).

BONUS

You will have the opportunity through your performance as well as the performance of the overall business to attain an incentive bonus of $45,000.00 annually (at 100% of performance attainment). This new bonus rate will become effective as of October 1, 1997 for the 1998 MAPICS, Inc. fiscal year. The criteria for this bonus will be established by the Compensation Committee of the MAPICS, Inc. Board. This criteria will be established by the end of November 1997.

INCENTIVE STOCK OPTIONS

As part of your compensation plan, as a means of retaining and rewarding you for increasing shareholder value, you will be granted incentive stock options on the initial offering date of MAPICS, Inc. stock for 59,150 (bringing your total unvested shares to 75,000) shares of MAPICS, Inc. The price of the options will be the closing price of MAPICS, Inc. common stock as reported on the NASDAQ on the date of the grant - July 30, 1997. These options will vest at a rate of 25% per year on the first through fourth anniversary of the date of the grant. The terms and conditions of the option grant will be governed by the applicable stock plan as well as the form of stock option agreement between you and MAPICS, Inc. You must refer to the official ISO Plan Documents for the complete terms and conditions of the ISO program.

SUMMARY

I am pleased to have you as a member of the team, and wish you the best of luck in attaining the maximum bonus potential during our first year of operation.

MAPICS, INC. RESERVES THE RIGHT TO MODIFY THE TERMS OF THIS PLAN IN ANY WAY AT ANY TIME.

MAPICS, INC. CONFIDENTIAL

September 3, 1997

Memorandum To:      Tom Aery

From:               Dick Cook

Subject:            Fourth Quarter Compensation - Bonus

Reference:          Our previous discussion; same subject


This memo is to document the change in criteria for achieving your fourth quarter bonus based upon contribution of the MAPICS Business Group.

With the advent of MAPICS, Inc., all Vice President's bonus criteria will be changed worldwide MAPICS contribution versus contribution for any specific territory. This is in line with our desire to change the compensation plans for all Vice President's to reflect earnings per share in 1998 and therefore be more reflective of the value we are creating for our shareholders.

For the 4th quarter of fiscal 1997, the worldwide contribution objective from the 1997 plan submission is $6,791,000. This will be the official bonus target.

However, based upon our revenge growth and profit performance to date (which has consistently exceeded plan) the security analyst following MAPICS, Inc. have set an expectation level of $7,641,000 on their analyst forecasts. Missing this number would be devastating to our shareholders. Please focus your attention on $7,641,000, since at this profit contribution we will not only achieve an accelerated cash bonus, but also be on tract as a sound investment for our shareholders.

I'm confident we won't let our shareholders down.

===============================================================================
M E M O R A N D U M
-------------------------------------------------------------------------------

DATE: October 1, 1996
TO:   Dick Cook
FROM: Mike Quinlan
RE:   Fiscal 1997 Compensation

===============================================================================
This memo describes your plan for Fiscal 1997. The term of your Plan is for the period October 1, 1996 to September 30, 1997.

I.   Base Salary

Your base salary will be $160,000 annually paid in accordance with Marcam's payroll policies.

II. Variable Bonus

a. Quarterly Measurement Factor

Your budgeted annual executive bonus is $120,000 ($30,000 per quarter) for Fiscal 1997. In Fiscal 1997 your Executive Bonus will be paid as follows: 66.7% on the basis of North America MAPICS Contribution Margin before internal royal ("NA MAPICS Contribution") and 33.3% on the based on the Sum of the Distribution and Development Royalty Credits. Calculation and payment of your variable bonus will be on a quarterly basis. No annual bonuses will be paid.

You are eligible to receive the quarterly portion of your executive bonus based upon the Company's quarterly achievement of the budgeted contribution measurement factors (Exhibit 1) as follows:

% of Budget Attainment                  % of Incentive per % of Budget
----------------------                  ------------------------------
    0% - 74.99%                                      0%
    75% - 99.99%                                4.0% per 1.0%
  100% - and above                              2.0% per 1.0%



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                              MARCAM CONFIDENTIAL
                                     PAGE 1

b. Quarterly Bonus for performance above EPS

You are eligible to earn an additional bonus for the quarterly performance above the 1997 budgeted EPS. Specifically, a bonus of $1000.00 will be paid for each additional cent per share attained above the quarterly budgeted EPS. Calculation and payment of your EPS bonus will be on a quarterly basis. No annual bonuses will be paid.


III.  Other

a. Recognized Revenue

For purposes of this compensation plan, recognized revenue shall be defined as the License Revenue actually recognized by Marcam in the Financial results. Marcam reserves the right to charge back, through Payroll deduction, on any revenue that becomes disallowed for Marcam in future quarters.

b. Termination/Resignation:

In the case of termination of employment your incentive compensation will be payable as follows:

Through the last day of active employment, sales which are shipped and invoiced and which monies are received by Marcam, will be considered earned and payable. In addition, to be eligible for your quarterly incentive bonus, you must be an employee with Marcam through the last day of the quarter. If termination/resignation occurs prior to the last day of the quarter, your quarterly incentive bonus will be forfeited.




Marcam reserves the right to change this plan at any time within Marcam's sole discretion.


Please sign both copies of this plan and return one signed copy to Melissa Basteri, Newton Human Resources, for our records.



/s/ Dick Cook
-------------
Dick Cook




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                              MARCAM CONFIDENTIAL
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
                               MARCAM CORPORATION

                               FISCAL 1997 BUDGET

                                   EXHIBIT 1

                                ($ IN THOUSANDS)


                                   Q1       Q2        Q3        Q4       FY
--------------------------------------------------------------------------------
Business Group Tactical P & L
-----------------------------
NA MAPICS Contribution Margin
before internal royalty            4,623     3,368     3,465     5,518   16,974


Sum of Distribution and
Development Royalty Credits        2,300     2,264     2,335     2,340    9,240


EPS                               $  .02    $  .04    $  .06    $  .41   $  .52






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                              MARCAM CONFIDENTIAL
                                     PAGE 3

MEMORANDUM
-----------------------------------------------------------------------------
DATE:     August 11, 1997

TO:       Michael J. Quinlan

FROM:     Michael J. Quinlan

RE:       4th QTR -- FY'97 Revised EPS target

CC:       Melissa Basteri
-----------------------------------------------------------------------------

I want to express my sincere appreciation to you for the extra efforts that you put forth over the last 3 quarters. It has been a very challenging period for us and I hope you share with me the pride in what we accomplished.

As we begin our new company ---- MARCAM SOLUTIONS, INC. --- and to provide you with an opportunity to participate in the financial success of our new organization, the Board of Directors has authorized me to adjust your bonus Target for the 4th Qtr of FY97.

Your new 4th Qtr of FY97 targets are detailed on the attachment, all the measurement factors from before are still applicable.

Once again thank you for all of the hard work and long hours.

Together with the rest of the MARCAM SOLUTIONS, INC team, I know we will overachieve our goals and objectives.

Thanks for your support and contributions.

                             MARCAM SOLUTIONS, INC.
                               FISCAL 1997 BUDGET
                                   EXHIBIT 1
                                ($ IN THOUSANDS)

                                                  Old Q4         New Q4
----------------------------------------------------------------------------
Total Company EPS                                  $.41           $(.92)

























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                              MARCAM CONFIDENTIAL
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